SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17thFloor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

STANDARD AERO HOLDINGS, INC.1
(Exact name of obligor as specified in its charter)

Delaware	98-0432892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500-1780 Wellington Avenue
Winnipeg, Manitoba, Canada
(Address of principal executive offices)

8 1/4% Senior Subordinated Notes due 2014
(Title of the indenture securities)

1 See Table 1 – List of additional obligors

Table 1

State of
	Guarantor	Incorporation	Federal EIN
1.	Standard Aero (US), Inc.	Delaware	41-1918930

2.	Standard Aero (US) Legal, Inc.	Delaware	41-1961734

3.	Standard Aero, Inc.	Delaware	74-2476718

4.	Standard Aero Materials, Inc.	Delaware	41-1992996

5.	Standard Aero (San Antonio) Inc.	Delaware	41-1915118

6.	Standard Aero (Alliance) Inc.	Delaware	41-1882348

7.	Standard Aero Canada, Inc,	Delaware	98-0432899

8.	Standard Aero Redesign Services Inc.	Delaware	27-0109835

9.	3091781 Nova Scotia Company	Nova Scotia	n/a

10.	3091782 Nova Scotia Company	Nova Scotia	26-0100136

11.	3091783 Nova Scotia Company	Nova Scotia	n/a

12.	Standard Aero Limited	Canada	98-0386799

13.	Not FM Canada Inc.	Canada	n/a

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 5th day of May 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

EXHIBIT 6

May 5, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,653
Interest-bearing balances		3,281
Securities:
Held-to-maturity securities		0
Available-for-sale securities		28,571
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,544
Securities purchased under agreements to resell		1,114
Loans and lease financing receivables:
Loans and leases held for sale		33,027
Loans and leases, net of unearned income	246,371
LESS: Allowance for loan and lease losses	2,428
Loans and leases, net of unearned income and allowance		243,943
Trading Assets		7,177
Premises and fixed assets (including capitalized leases)		3,386
Other real estate owned		134
Investments in unconsolidated subsidiaries and associated companies		343
Customers’ liability to this bank on acceptances outstanding		137
Intangible assets
Goodwill		8,614
Other intangible assets		8,582
Other assets		12,750

Total assets		$366,256

LIABILITIES
Deposits:
In domestic offices		$264,717
Noninterest-bearing	78,210
Interest-bearing	186,507
In foreign offices, Edge and Agreement subsidiaries, and IBFs		16,987
Noninterest-bearing	4
Interest-bearing	16,983
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,533
Securities sold under agreements to repurchase		3,258

Dollar Amounts
In Millions
Trading liabilities	4,727
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	14,870
Bank’s liability on acceptances executed and outstanding	137
Subordinated notes and debentures	5,119
Other liabilities	11,158

Total liabilities	$331,506
Minority interest in consolidated subsidiaries	55
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,521
Retained earnings	8,976
Accumulated other comprehensive income	678
Other equity capital components	0

Total equity capital	34,695

Total liabilities, minority interest, and equity capital	$366,256

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf
Carrie Tolstedt               Directors
Pat Callahan